UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2014

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

New Independent Registered Public Accounting Firm

On November 25, 2014 the Company engaged Marcum LLP (“Marcum”) as its independent registered public accounting firm.

During the Company’s two most recent fiscal years ended December 31, 2012 and 2013, and during the subsequent interim period through the date of this Current Report on Form 8-K, the Company has not, and no one on the Company’s behalf has, consulted with Marcum regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On December 1, 2014, the Company issued a press release announcing the appointment of Marcum, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of G. Tyler Runnels to the Board of Directors

On November 21, 2014, the board of directors (the “Board”) of the Company appointed G. Tyler Runnels to the Board.

Mr. Runnels, age 58, is the Chairman and Chief Executive Officer of T.R. Winston & Company (“TRW”). Mr. Runnels has been with TRW since 1990 and became its Chairman and Chief Executive Officer in 2003 when he acquired control of the firm. He has over 30 years of investment banking experience and has led over $2 billion of debt and equity financings, mergers and acquisitions, initial public offerings, bridge financings, and financial restructurings across a variety of industries, including healthcare, oil and gas, business services, manufacturing, and technology. Mr. Runnels serves on the Pepperdine University President’s Campaign Cabinet. Mr. Runnels received a B.S. and MBA from Pepperdine University and he holds FINRA Series 7, 24, 55, 63 and 79 licenses.

In connection with his appointment to the Board, on November 25, 2014, Mr. Runnels entered into a Director Appointment Agreement (the “Appointment Agreement”) with the Company. Pursuant to the Appointment Agreement, Mr. Runnels will be paid $1 per year for each year that he is a director as compensation for his service on the Board. A copy of the Appointment Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The Company has not determined the committee(s), if any, to which Mr. Runnels will be named.

Mr. Runnels has agreed to accept $1 per year for each year that he is a director as compensation for his service on the Board. The Company has not determined the committee(s), if any, to which Mr. Runnels will be named.

2

On December 1, 2014, the Company issued a press release announcing the appointment of Mr. Runnels to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Certain Transactions between the Company and Mr. Runnels

The Company has participated in certain transactions with TRW and Mr. Runnels that require disclosure under Item 404(a) of Regulation S-K. The information required by Item 404(a) of Regulation S-K is incorporated herein by reference to the information under the caption “T.R. Winston & Company, LLC” in “Item 13-Certain Relationships and Related Transactions, and Director Independence” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission on June 11, 2014.

In addition to those transactions, as previously disclosed, on October 6, 2014, the Company entered into a letter agreement (the “Waiver”) with the holders of its 8% Senior Secured Convertible Debentures. Pursuant to the Waiver, the holders of the Debentures agreed to waive any Event of Default (as that term is defined in the Debentures) that may have occurred prior to the date of the Waiver and to rescind and annul any acceleration or right to acceleration that may have been triggered thereby. In exchange for the Waiver, the Company agreed that TRW, as representative for the holders of the Debentures, would have the right to nominate two qualified individuals to serve on the Company’s Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lilis Energy, Inc. Director agreement with G. Tyler Runnels

99.1	Press Release of Lilis Energy, Inc. dated December 1, 2014.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lilis Energy, Inc. Director agreement with G. Tyler Runnels

99.1*	Press Release of Lilis Energy, Inc. dated December 1, 2014.

* Furnished herewith.

5